Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is made as of the 28th day of December 2023, by and between Aditxt, Inc., a Delaware corporation (the “Company”), and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the “Noteholder”).

WHEREAS, on July 24, 2023, the Company entered into a securities purchase agreement with the Noteholder (the “Purchase Agreement”), pursuant to which the Company issued and sold to the Noteholder a secured promissory note in the principal amount of $2,625,000 (the “Note”);

WHEREAS, as of the date hereof, the outstanding balance on the Note, including all accrued and unpaid interest thereon is $2,738,020.83;

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(a)(2) of the Securities Act, the Company desires to exchange with the Noteholder, and the Noteholder desires to exchange with the Company, the Note, including all accrued but unpaid interest thereon, for Two Thousand Six Hundred Twenty Five (2,625) shares (the “Shares”) of newly issued Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock”) of the Company, the terms of which are set forth in the Certificate of Designations of Rights and Preferences of Series B-2 Convertible Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange; Waiver. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Noteholder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act and/or 4(a)(2) of the Securities Act, exchange the Note held by the Noteholder for the Shares on the basis provided for herein. Subject to the conditions set forth herein, the exchange of the Note for the Shares shall take place remotely via electronic delivery of signatures and documents within five (5) days of the date hereof, or at such other time and place as the Company and the Noteholder mutually agree (the “Closing” and such date, the “Closing Date”). At the Closing, the following transactions shall occur (such transaction an “Exchange”):

1.1 On the Closing Date, in exchange for the Note, the Company shall deliver Shares to the Noteholder or its designee. Upon receipt of the Shares in accordance with this Section 1.1, all of the Noteholder’s and the Company’s rights under the Note shall be extinguished.

1.2 On the Closing Date, the Noteholder shall be deemed for all corporate purposes to have become the holder of record of the Shares, and the Note shall be deemed for all corporate purposes to have been cancelled, irrespective of the date such Shares are delivered to the Noteholder in accordance herewith.

1.3 The Company and the Noteholder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange, including, at the request of the Company or its transfer agent, executed stock powers in customary form.

1.4 Subject to the terms hereof, the Noteholder shall irrevocably waive any and all interest that was due and owing on the Note on or prior to the Closing Date as well as any other amounts that may have accrued under the Note.

2. Closing Conditions.

2.1 Conditions to Noteholder’s Obligations. The obligation of the Noteholder to consummate the Exchange is subject to the fulfillment, to the Noteholder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Noteholder, and the Noteholder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(d) The Company shall have issued to the Noteholder the Shares (x) by book entry transfer registered in the name of the Noteholder (together with a notice issued by the Transfer Agent (as defined below) reciting the book entry of such Shares to the account of such Noteholder) or (y) at the request of the Noteholder, by physical delivery of a certificate evidencing such Shares, registered in the name of such Noteholder; and

(e) The Company shall have delivered to the Noteholder a duly executed copy of a voting agreement in form and substance satisfactory to the Noteholder by Amro Albanna, Thomas J. Farley, Rowena Albanna, Corinne Pankovcin, Shahrokh Shabahang, Brian Brady, Jeffrey W. Runge, Charles A. Nelson and any affiliates thereof (collectively, the “Management Parties”) for the benefit of the Noteholder (the “Voting Agreement”), pursuant to which the Management Parties shall agree to vote any and all shares of Common Stock or other capital stock of the Company owned, directly or indirectly by such Management Parties in favor of any proposal to issue to the Noteholder a number of shares of Common Stock upon conversion of the Shares that would require approval of the Company’s stockholders in order for such issuance to be in compliance with Nasdaq Rule 5635(a)(1) and/or 5635(d), or any other applicable rules and regulations of the Nasdaq Stock Market.

(f) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

2.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Noteholder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Noteholder that:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Shares, have been taken on or prior to the date hereof.

3.3 Valid Issuance of the Shares. The Shares, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.4 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and the Company has not received written notice of any such violation.

3.5 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein. As used herein, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

3.6 Acknowledgment Regarding Noteholder’s Exchange of Securities. The Company acknowledges and agrees that the Noteholder is acting solely in its capacity as an arm’s length investor with respect to this Agreement and the other documents entered into in connection herewith, including the Certificate of Designations and the Voting Agreement (collectively, the “Transaction Documents”). The Company further acknowledges that the Noteholder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Noteholder or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Noteholder’s acceptance of the Shares. The Company further represents to the Noteholder that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

3.7 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Shares or any of the Company’s officers or directors in their capacities as such.

3.8 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) except as set forth on Schedule 3.8, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4. Representations and Warranties of the Noteholder. The Noteholder hereby represents, warrants and covenants that:

4.1 Authorization. The Noteholder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Investment Experience. The Noteholder can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

4.3 Information. The Noteholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Shares which have been requested by the Noteholder. The Noteholder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Noteholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Noteholder or its advisors, if any, or its representatives shall modify, amend or affect the Noteholder’s right to rely on the Company’s representations and warranties contained herein. The Noteholder understands that its investment in the Shares involves a high degree of risk. The Noteholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Noteholder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Shares and the transactions contemplated by this Agreement.

4.4 No Governmental Review. The Noteholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.5 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Noteholder is a party have been duly and validly authorized, executed and delivered on behalf of the Noteholder and shall constitute the legal, valid and binding obligations of the Noteholder enforceable against the Noteholder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Noteholder of this Agreement and each Transaction Document to which the Noteholder is a party and the consummation by the Noteholder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Noteholder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Noteholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Noteholder, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Noteholder to perform its obligations hereunder.

5. Additional Covenants.

5.1 Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Noteholder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Noteholder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Noteholder. The Company shall not disclose the name of the Noteholder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Noteholder or any of its affiliates, on the other hand, shall terminate.

5.2 Fees and Expenses. Unless otherwise agreed to by the parties, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3 Section 3(a)(9) Exchange. The parties hereto acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Shares shall take on the registered characteristics of the Note being Exchanged and accordingly upon conversion of the Shares shall be free trading and have no restrictions on resale.  The Company agrees not to take any position contrary to this Section 5.3.

5.4 Shareholder Approval. If required, the Company shall file a preliminary proxy statement relating to Shareholder Approval (as defined below) within 30 days of the Closing Date. The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date hereof and in any event no later than May 31, 2024, which meeting shall be the first meeting of the shareholders of the Company held after the date of this Agreement (the “First Meeting”), and which shall be held for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the First Meeting, the Company shall call a further meeting of the shareholders on or prior to July 31, 2024 to seek Shareholder Approval (the “Second Meeting”). If the Company does not obtain Shareholder Approval at the Second Meeting, the Company shall call a further meeting of the shareholders every four (4) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Shares are no longer outstanding. “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the this Agreement, including the issuance of all of Conversion Shares underlying the Shares in excess of 19.99% of the issued and outstanding Common Stock on the date hereof. For the avoidance of doubt the obligations of the Company and the provisions of this Section 5.4 shall apply, in addition to the Shares, mutatis mutandis, to the shares of any other series of the Company’s preferred stock into which the Series B-2 Preferred Stock issued hereunder is exchanged or reclassified pursuant to the exercise by the Noteholder of its MFN Right (as defined below) hereunder. “Conversion Shares” means the shares of Common Stock issued and issuable upon conversion of the Series B-2 Preferred Stock issued hereunder in accordance with the terms of the Certificate of Designations.

5.5 Most Favored Nation. The Noteholder shall have the right, exercisable at any time following the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated December 11, 2023, by and among the Company, Adicure, Inc. and Evofem Biosciences, Inc. (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), and at any time following the consummation of the transactions contemplated by that certain Exchange Agreement to be entered into in connection with the Merger Agreement on or about the date hereof by and between the Company and the holders of certain preferred stock of Evofem Biosciences, Inc. (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Evofem Exchange Agreement”), to accept, in lieu of the Shares and the terms of this Agreement, the securities and related terms of any series of the Company’s preferred stock issued by the Company upon the consummation of the transactions contemplated by the Merger Agreement and/or the transactions contemplated by the Evofem Exchange Agreement with the particular series of the Company’s preferred stock whose terms are to be substituted for the Present Terms (as defined below) in accordance with this Section 5.5 being at the election of the Noteholder (such series of the Company’s preferred stock, the “Elected Series”) (the “MFN Right”); provided, notwithstanding anything to the contrary set forth herein, that the MFN Right shall apply to allow the Noteholder exercising its MFN Right hereunder to accept all terms of the Elected Series elected the Noteholder except for the senior ranking of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company of the series of preferred stock issued to the parties identified on Schedule 5.5 attached hereto pursuant to the transactions contemplated by the Merger Agreement (the “Ranking Limitation”). Upon the Company’s receipt of written notice from the Noteholder of the exercise of its MFN Right, which notice shall indicate the applicable Elected Series elected by the Noteholder for application of its MFN Right, then: (i) effective as of the consummation of the transactions contemplated by the Merger Agreement or as of the consummation of the transactions contemplated by the Evofem Exchange Agreement, as applicable, the terms of the Shares (and, if and to the extent relevant, the underlying securities) then held by the Noteholder and this Agreement (collectively, “Present Terms”) shall automatically be amended by (x) substituting the form, mix and Present Terms of such Shares (and, if and to the extent relevant, the underlying securities) with those of the applicable Elected Series (the “Elected Series Terms”) in accordance with this Section 5.5 and (y) incorporating by reference, mutatis mutandis, the Elected Series Terms in lieu of the Present Terms, subject in each case to the Ranking Limitation; and (ii) thereafter, upon the request of the Company or the Noteholder, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section 5.5, including the physical exchange of securities.

5.6 Consents. Prior to such time as the Company has obtained Shareholder Approval, the Company shall obtain all required consents, including the consent of the parties to the agreements listed in Schedule 5.6 attached hereto to the issuance by the Company of the Securities in a “Variable Rate Transaction” (as such term in defined in such agreements). As used in this Agreement, “Securities” means the Shares and the Conversion Shares.

6. Transfer Restrictions.

6.1 The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Noteholder or in connection with a pledge as contemplated in Section 6.2, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations the Noteholder under this Agreement.

6.2 The Noteholder agrees to the imprinting, so long as is required by this Section 6, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees the Noteholder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Noteholder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Noteholder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities have been registered for resale pursuant to a registration statement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

6.3 Conversion Shares shall be issued without a legend (including the legend set forth in Section 6.2 hereof) and any and all legends contained in any previously issued Conversion Shares shall be removed at any time any one of the following conditions is satisfied: (i) there is an effective registration statement covering the resale of such Conversion Shares, (ii) such Conversion Shares may be resold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, (iii) such Conversion Shares may be resold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions, or (iv) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the United States Securities and Exchange Commission. The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent or the Noteholder if required by the Transfer Agent to effect the removal of the legend from the Conversion Shares or the issuance of the Conversion Shares without a legend hereunder, or if requested by the Noteholder, which legal opinion in either case shall be in form and substance satisfactory to the Noteholder. As used in this Agreement, “Transfer Agent” means VStock Transfer LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598, and any successor transfer agent of the Company.

The Company agrees that at such time as such legend is no longer required under this Section 6.3, it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following (x) delivery by the Noteholder to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend or (y) written notice from the Noteholder delivered to the Company or the Transfer Agent requesting removal of any legends from Conversion Shares that had previously been issued by book entry transfer with a restrictive legend, as applicable (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Noteholder a certificate representing such Conversion Shares that is free from all restrictive and other legends. Certificates for Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to Noteholder by crediting the account of such Noteholder’s prime broker with the Depository Trust Company System as directed by such Noteholder. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6. As used in this Agreement, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of (x) delivery by the Noteholder to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend, or (y) written notice from the Noteholder delivered to the Company or the Transfer Agent requesting removal of any legends from Conversion Shares that had previously been issued by book entry transfer with a restrictive legend, as applicable. As used in this Agreement, “Trading Days” means a day on which the principal Trading Market is open for trading. As used in this Agreement, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

6.4 In addition to the Noteholder’s other available remedies, the Company shall pay to the Noteholder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares delivered (or requested by written notice) by the Noteholder for removal of the restrictive legend in accordance with Section 6.3 (valued based on the VWAP of the Common Stock on the date such Conversion Shares are so delivered (or requested by written notice) by the Noteholder for removal of the restrictive legend in accordance with Section 6.3), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until the certificate for such Conversion Shares is delivered without a legend in accordance with Section 6.3 and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to the Noteholder by the Legend Removal Date a certificate representing the Conversion Shares so delivered (or requested by written notice) by Noteholder for removal of the restrictive legend in accordance with Section 6.3, that is free from all restrictive and other legends and (B) if after the Legend Removal Date the Noteholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Noteholder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Noteholder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Noteholder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Conversion Shares that the Company was required to deliver to the Noteholder by the Legend Removal Date multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Noteholder to the Company of the applicable Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

6.5 The Noteholder agrees with the Company that the Noteholder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from Securities as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and delivered pursuant to Section 8(f) of the Purchase Agreement.

7.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Noteholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Noteholder and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.7 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.10 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.11 Survival. The representations, warranties and covenants of the Company and the Noteholder contained herein shall survive the Closing and delivery of the Shares.

7.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

ADITXT, INC.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

WALLEYE OPPORTUNITIES MASTER FUND LTD

By:	/s/ William England
Name:	William England
Title:	Chief Executive Officer of the Manager

[Signature Page to Exchange Agreement]

Exhibit A

Form of Certificate of Designations of Rights and Preferences of

Series B-2 Convertible Preferred Stock

[See attached]